                                                                       Exhibit 1


                            ARTICLES OF INCORPORATION
                                       OF
                          THE FIRST IBERIAN FUND, INC.


FIRST:    I, Judith L. Levy, whose post office address is 1730 Pennsylvania
Ave., N.W. Washington, D.C. 20006, being at least 18 years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation.

SECOND:   The name of the corporation is THE FIRST IBERIAN FUND, INC. (the
"Corporation").

THIRD:    Corporate Purposes.

          (a) The purposes for which the Corporation is formed are to act as a closed-end, diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, and to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon corporations by the General Laws of the State of Maryland now or hereafter in force, including:

          (1) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its fund in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term

               "securities" shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, bills, notes, mortgages or other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants, futures contracts or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interest therein or in any property or assets; and any negotiable or non-negotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase or reverse repurchase agreements) created or issued by any United States or foreign issuer (which term "issuer" shall, for the purposes of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, trusts, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect

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               thereof; and to do any and all acts and things for the
               preservation, protection, improvement and enhancement in value of any and all such securities.

          (2) To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

          (3) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may seem capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

          (4) To issue and sell shares of its own capital stock and securities convertible into such capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation

                                       -3-
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               thereto, securities) now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act of 1940 and by these Articles of Incorporation, as its Board of Directors may determine.

          (5) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland, by the Investment Company Act of 1940 and by these Articles of Incorporation.

          (6) To conduct and carry on its business, or any part thereof, to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Maryland and in any other states, territories, districts and dependencies of the United States and in any foreign countries, without restriction or limit as to extent.

          (7) To exercise and enjoy, in Maryland and in any other states, territories, districts and United States dependencies and in foreign countries, all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in

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               force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

          (8) In general to carry on any other business in connection with or incidental to its corporate purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, to do every other act or thing incidental or appurtenant to or growing out of or connected with its business or purposes, objects or powers, and, subject to the foregoing, to have and exercise all the powers, rights and privileges conferred upon corporations by the laws of the State of Maryland as in force from time to time.

The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as a power as well as an object and a purpose, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by

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the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another though it be of like nature, not expressed; provided however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

          Incident to meeting the purposes specified above, the Corporation also shall have the power:

          (1) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose (by sale or otherwise) of any property, real or personal, and any interest therein.

          (2) To borrow money and, in this connection, issue notes or other evidence of indebtedness.

          (3) Subject to any applicable provisions of law, to buy, hold, sell and otherwise deal in and with foreign exchange, including the purchase and sale of futures contracts.

FOURTH:   Address and Resident Agent.

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202-3242.

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The name and address of the resident agent of the Corporation in the State of
Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, whose post office address is 32 South Street, Baltimore, Maryland 21202-3242.

FIFTH:

          (1) The total number of shares of stock which the Corporation shall have authority to issue is TWO HUNDRED MILLION (200,000,000) shares of Common Shares of the par value of ONE CENT ($0.01) each and of the aggregate par value of TWO MILLION DOLLARS ($2,000,000). Stockholders shall not have preemptive rights to acquire any share of the Corporation's stock. Voting power in the election of directors and for all other purposes shall be vested exclusively in the holders of common stock.


          (2) At all meetings of stockholders, ,each stockholder of the Corporation shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the date fixed in accordance with the Bylaws for determination of stockholders entitled to vote at such meeting. Any fractional share shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends and distributions.

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
SIXTH:    Board of Directors.

          The number of directors of the Corporation shall be not less than three, and the names of those persons who shall act as directors until the first annual meeting and until their successors are elected and qualified are Eugene
S. Stark, Michael J. Downey and Deborah A. Docs. Commencing with the first Annual Meeting of Stockholders and thereafter, whenever there shall first be at least three directors, the directors shall be divided into three classes, as nearly equal in number as possible, with respect to the time for which they shall severally hold office. Directors of Class I first chosen shall hold office for one year or until the first annual election following their election; directors of Class II first chosen shall hold office for two years or until the second annual election following their election; and directors of Class III first chosen shall hold office for three years or until the third annual election following their election; and, in each case, until their successors are duly elected and qualify. At each future annual meeting of the stockholders, the successors to the Class of directors whose term shall expire at that time shall be elected to hold office for a term of three years, so that the term of office for one Class of directors shall expire in each year. Each director elected shall hold office until his successor shall be elected and shall qualify.

          Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the

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Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by a majority vote of the stockholders or the directors then in office. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

          Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the combined voting power of all classes of shares of capital stock entitled to vote in the election of directors.

SEVENTH:  Management of the Affairs of the Corporation.

          (a) All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by these Articles of Incorporation or by the Bylaws) shall be vested in and exercised by the Board of Directors.

          (b) The Board of Directors shall have the power to adopt, alter or repeal the Bylaws of the Corporation except to the extent that the Bylaws otherwise provide.

          (c) The Board of Directors shall have power from time to time to determine whether and to what extent, and at what

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times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the Bylaws.

          (d) The Board of Directors shall have the power to determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of Common Stock of the Corporation.

          (e) The Board of Directors shall have the power to distribute dividends from funds legally available therefor in such amounts, if any, and in such manner and to the stockholders of record as of such date, as the Board of Directors may determine.

EIGHTH:   CHANGE OF STRUCTURE.

          Notwithstanding any other provision of these Articles of Incorporation, the conversion of the Corporation from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the Investment Company Act of 1940, shall require the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of each class of stock of the Corporation normally entitled to vote in elections of directors voting for the purposes of this Article as separate

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
classes. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or by the terms of any class or series of stock, whether now or hereafter authorized, or any agreement between the Corporation and any national securities exchange.

NINTH:    CERTAIN TRANSACTIONS.

          (1) Notwithstanding any other provision of these Articles of Incorporation, and subject to the exceptions provided in Paragraph (4) of this Article, the types of transactions described in Paragraph (3) of this Article shall require the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of each class of stock of the Corporation normally entitled to vote in elections of directors voting for the purposes of this Article as separate classes, when a Principal Stockholder (as defined in Paragraph (2) of this Article) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or by the terms of any class or series of stock, whether now or hereafter authorized, or any agreement between the Corporation and any national securities exchange.

          (2) The term "Principal Stockholder" shall mean any corporation, person or other entity or any group within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, which is the beneficial owner, directly or indirectly, of more

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
than five percent (5%) of the outstanding shares of any class of stock of the Corporation and shall include any affiliate or associate, as such terms are defined in clause (ii) below, of a Principal Stockholder. For the purposes of this Article, in addition to the shares of stock which a corporation, person or other entity beneficially owns directly, (a) any corporation, person or other entity shall be deemed to be beneficial owner of any shares of stock of the Corporation (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 and (b) the outstanding shares of any class of stock of the Corporation shall not include shares deemed owned through application of Clause (i) above.

          (3) This Article shall apply to the following transactions:

          (i) The merger or consolidation of the Corporation with or into any Principal Stockholder.

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
          (ii) The issuance of any securities of the Corporation to any Principal Stockholder for cash.

         (iii) The sale, lease or exchange of all or any substantial part of the assets of the Corporation to any Principal Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

          (iv) The sale, lease or exchange to the Corporation in exchange for securities of the Corporation of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

          (4) The provisions of this Article shall not be applicable to any of the transactions described in Paragraph (3) of this Article if the Board of Directors authorizes, approves or ratifies the transaction by the affirmative vote of a majority of directors including a majority of disinterested directors.

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
          (5) The Board of Directors shall have the power and duty to determine for the purposes of this Article on the basis of information known to the Corporation, whether (i) a corporation, person or entity or group within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, beneficially owns more than five percent (5%) of the outstanding shares of any class of stock of the Corporation, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another and (iii) the assets being acquired or leased to or by the Corporation, or any subsidiary thereof, constitute a substantial part of the assets of the Corporation and have an aggregate fair market value of less than $1,000,000. Any such determination shall be conclusive and binding for all purposes of this Article.

TENTH:    Right to Amend.

          (1) Except as provided in Paragraph 2 of this Article, from time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed upon the affirmative vote of the holders of a majority of the shares of Common Stock.

          (2) Notwithstanding any other provision of these Articles of Incorporation, no amendment to these Articles of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of Articles SIXTH, EIGHTH, NINTH and TENTH unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of

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
sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of each class of stock of the Corporation normally entitled to vote in elections of directors, voting for the purposes of this Article as separate classes. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or by the terms of any class or series of stock, whether now or hereafter authorized, or any agreement between the Corporation and any national securities exchange.

          IN WITNESS WHEREOF, the undersigned incorporator of The First Iberian Fund, Inc. who executed the foregoing Articles of Incorporation hereby acknowledges the same to be her act and further acknowledges that to the best of her knowledge, information and belief, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

Dated this 25th day of August, 1987.

                                                /s/ Judith L. Levy
                                                ------------------
                                                Judith L. Levy

WITNESS:
/s/ B. Anne Maxfield
---------------------------
                           :
District of Columbia       : S.S.
                           :

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
          This is to certify on this 25th day of August, 1987, before me, the subscriber, a Notary Public of the District of Columbia, personally appeared Judith L. Levy and acknowledged the foregoing Articles of Incorporation to be her act.

          Witness my hand and Notarial Seal the day and year last above written.

                                          /s/ B. Anne Maxfield
                                          --------------------
                                          NOTARY PUBLIC


                                          My Commission Expires August 31, 1990

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                          THE FIRST IBERIAN FUND, INC.


     THE FIRST IBERIAN FUND, INC., a Maryland corporation having its principal office in New York, New York (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:


     FIRST: The Articles of Incorporation of the Corporation are hereby amended by inserting the following new Article ELEVENTH:


     ELEVENTH: Indemnification of Directors and Officers


                    A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended.

                    No amendment, modification or repeal of this Article
               Eleventh shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

     SECOND: The Board of Directors of the Corporation, at a duly convened meeting, adopted a resolution declaring that said amendment was advisable and directing that it be submitted for action thereon at the annual meeting of the stockholders of the Corporation to be held on April 17, 1989.


     THIRD: Notice setting forth a summary of the changes to be effected by said amendment and stating that a purpose of the meeting of the stockholders would be to take action thereon was given as required by law to all stockholders entitled to vote thereon. The amendment of the Articles of Incorporation as hereinabove set forth was approved by the stockholders of the Corporation by the affirmative vote of a majority of all the votes entitled to be cast thereon at the annual voting of stockholders.


     FOURTH: The amendment to the Articles of Incorporation of the Corporation as hereinabove set forth has been duly declared to be advisable by the Board of Directors and approved by the stockholders of the Corporation.

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
STATE OF NEW YORK     )
                      )   ss:
COUNTY OF NEW YORK    )



     The undersigned, Vice President of THE FIRST IBERIAN FUND, INC., who executed on behalf of said corporation the foregoing amendment to the Articles of Incorporation of which this certificate is made a party, hereby acknowledges in the name and on behalf of said corporation, the foregoing amendment to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        /s/ Robert F. Gunia
                                        ------------------
                                        Robert F. Gunia


Sworn to before me on this
28th day of November, 1989


     /s/ Anita L. Jennings
  -----------------------
          Notary Public



                   ANITA L. JENNINGS
           Notary Public, State of New York
                    No. 022E4815288
               Certified in Queens County
             Commission Expires May 31, 1990

     IN WITNESS WHEREOF, THE FIRST IBERIAN FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on November 27, 1989.

                                             By /s/ Robert F. Gunia
                                                --------------------------
                                                Robert F. Gunia, Vice President



Attest: /s/ Deborah A. Docs
        ------------------------
        Deborah A. Docs
        Assistant Secretary

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                          THE FIRST IBERIAN FUND, INC.

     THE FIRST IBERIAN FUND, INC., a Maryland corporation having its principal office in New York, New York (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended by inserting the following new Article SECOND:

                   SECOND: The name of the corporation is SCUDDER SPAIN AND PORTUGAL FUND, INC. (The "Corporation").

     SECOND: The Board of Directors of the Corporation, at a duly convened meeting, adopted a resolution declaring that said amendment was advisable and directing that it be submitted for action thereon at the annual meeting of the stockholders of the Corporation to be held on July 23, 1997.

     THIRD: Notice setting forth a summary of the changes to be effected by said amendment and stating that a purpose of the meeting of the stockholders would be to take action thereon was given as required by law to all stockholders entitled to vote thereon. The amendment of the Articles of Incorporation as hereinabove set forth was approved by the stockholders of the Corporation by the affirmative vote of a majority of all the votes entitled to be cast thereon at the annual voting of stockholders.

     FOURTH: The amendment to the Articles of Incorporation of the Corporation as hereinabove set forth has been duly declared to be advisable by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, SCUDDER SPAIN AND PORTUGAL FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Vice President and Secretary on July 23, 1997.

                                                By:  /s/ Nicholas Bratt
                                                     ------------------
                                                     Nicholas Bratt
                                                     President

Attest:  /s/ Thomas F. McDonough
         --------------------------
         Thomas F. McDonough
         Vice President and Secretary